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                              RETAIL VENTURES, INC.




                                  Exhibit 4(a)





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                                                                    EXHIBIT 4(a)

                           RESOLUTIONS WITH RESPECT TO
                                  BONUS SHARES

         The following resolutions were adopted by the Board of Directors of Value City Department Stores, Inc. at a meeting duly called and held on July 6, 1992.

         WHEREAS, at a meeting of this Board held on April 15, 1992, the Board authorized issuance by the Corporation, to the persons named below, the number of common shares ("1992 Bonus Shares") of the Corporation determined by dividing the dollar figure set opposite the names of those persons by the public offering price per share of the shares authorized at the same meeting to be registered for public offering; and

         WHEREAS, the public offering authorized on April 15 has been withdrawn, and it is therefore impossible to determine the number of shares issuable by reference to the public offering price; and

         WHEREAS, this Board considers it appropriate that the Corporation issue 1992 Bonus Shares on the basis of the closing price per share of common shares of the Corporation on June 18, 1992, the first anniversary of the issuance of the Restricted Shares in 1991, to wit, $14.125 per share, and that the "Restricted Period," as that term is used in the agreement referred to below, shall commence on June 18, 1992; and

         WHEREAS, it is deemed to be in the best interests of the Corporation that 1992 Bonus Shares be registered pursuant to the Securities Act of 1933, as amended, and registered or qualified pursuant to appropriate state securities or "blue sky" laws.

         RESOLVED, that 1992 Bonus Shares be issued to the persons and in the amounts set forth below:

                       NAME                                     NO. OF SHARES
                       ----                                     -------------

                  George A. Iacono                                  70,796
                  George Kolber                                      7,079
                  Robert M. Wysinski                                 7,079
                  Garry L. Thibodeau                                 7,079
                  Robert FL Tavenner                                 7,079
                  Denis G. Fredrick                                  7,079
                  Herbert E. Minkin                                  7,079
                  Richard L. Walters                                 7,079
                  Barnett Feldman                                    7,079
                  John Douglas                                       7,079
                  John McKinney                                      7,079
                  Ray Demers                                         7,079
                                                                 ---------
                                                                   148,665



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         FURTHER RESOLVED, that the 1992 Bonus Shares be issued pursuant to an agreement in the form presented at this meeting, a copy of which shall be appended to the minutes of this meeting (the "1992 Bonus Share Agreement"), and that certificates for such shares be issued and delivered, as provided in the resolutions heretofore adopted, upon registration and approval for listing thereof on the New York Stock Exchange as hereinafter provided.

         FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized to prepare and to cause to be filed with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form (the "Registration Statement") for the registration of the 1992 Bonus Shares under the Securities Act of 1933, as amended, together with any and a documents and exhibits required to be filed therewith.

         FURTHER RESOLVED, that Robert M. Wysinski, Vice President, Secretary, Treasurer and Chief Financial Officer of the Corporation, is hereby designated as the agent of the Corporation to receive notices and communications from the Commission relating to the Registration Statement.

         FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized to cause to be prepared and filed with the Commission such amendments to the Registration Statement as they may deem necessary and desirable and to cause the same to become and remain effective.

         FURTHER RESOLVED, that each director of the Corporation and each officer who is required by law and the rules and regulations of the Commission to sip the Registration Statement, whether on behalf of the Corporation or as an officer or director thereof, be and he hereby is, authorized to execute a power of attorney appointing Robert M. Wysinski or Richard L. Walters, or either of them, as his attorney-in-fact, to sign the Registration Statement and any amendment, including any post-effective amendment thereto, as fully as such director or officer might do in any such capacity, and to file the same with the Commission; that any and all actions hereafter taken by said attorney, under said powers of attorney be, and the same hereby are, ratified and confirmed; that said attorney shall have all the powers conferred upon him by said powers of attorney, and that the Registration Statement and any amendments thereto hereafter executed by said attorney under said powers of attorney be, and the same hereby are, ratified and confirmed as legally binding upon the Corporation to the same extent as if the same were executed by each director and each said officer of the Corporation.

         FURTHER RESOLVED, that it is desirable and in the best interests of the Corporation that the Shares be qualified or registered for sale in those states where such qualification or registration is required by law; that the Chairman of the Board of Directors, the President, any Vice President or the Secretary hereby are authorized to determine the states in which action shall be taken to qualify or register for sale all or such part of the Shares as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any


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         such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation, and the approval and ratification by the Corporation of the papers and documents so executed.

         FURTHER RESOLVED, that this Board hereby adopts the form of any resolution required by any state or other authority to be filed in connection with the offering and sale of the Shares if (i) in the opinion of any proper officer of the Corporation, upon advice of counsel, the adoption of such resolution is advisable, and (ii) the Secretary of the Corporation evidences such adoption by attaching to these resolutions a copy of such resolution, which will thereupon be deemed to have been adopted by this Board with the same force and effect as if presented in writing, and specifically adopted by, this Board.

         FURTHER RESOLVED, that the Corporation make application to the New York Stock Exchange, Inc. ("NYSE") for the listing thereon of the 1992 Bonus Shares; that the proper officers of the Corporation be, and they hereby are, authorized to make application for such listing and, in connection therewith, to sip in the name and on behalf of the Corporation and to cause to be Filed or delivered all such applications, statements, certificates, agreements and other instruments and documents as shall be necessary to accomplish such listing; and that any of such officers be, and each of them hereby is, authorized to appear on behalf of the Corporation before the appropriate committee or body of the NYSE as such appearance may be required, with authority to make such changes in any such application, agreement or other instrument as he may, in his discretion, deem necessary to comply with the requirements for such listing.

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to take any and all actions which they or any of them may deem appropriate and advisable to carry out the intent and purpose of these resolutions.